UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2009

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)	The Board of Directors voted to amend and restate the employment agreements (the “Employment Agreements”) for James R. Morris, President and Chief Executive Officer and Craig Robinson Chief Operating Officer. The term of the Employment Agreements for both Mr. Morris and Mr. Robinson was extended an additional two years, resulting in a total contract term of four years from the date of hire. Each Employment Agreement provides that if the Employee’s employment with the Company terminates under certain circumstances, the Company shall pay the Employee an amount equal to the Employee’s base salary in effect at the date of termination for eighteen (18) months following the date of termination.

The Board also set Mr. Morris’ salary at $250,000.00 annually and established a bonus plan for Mr. Morris under which Mr. Morris is eligible for an annual bonus of up 40% of his base salary which is tied to specific objectives defined by the Company. The Board also set Mr. Robinson’s salary at $225,000.00 annually and established a bonus plan for Mr. Robinson under which Mr. Robinson is eligible for an annual bonus of up 50% of his base salary which is tied to specific objectives defined by the Company.

The Board of Directors has also voted to grant options to purchase 100,000 shares of the Company’s common stock to Mr. Morris and Mr. Robinson at an exercise price equal to $ 1.83 per share, the closing price of the Company’s common stock on the NYSE:Amex on the date of grant, which was October 1, 2009, pursuant to the Company’s 2000 Stock Option Plan. The options vest 33% on each of the first and second anniversary of the date of grant and 34% on the third anniversary of the date of grant. Notwithstanding the foregoing, the options become fully vested and exercisable upon certain change in control events. The options expire on the day before the 10th anniversary of the date of grant. Mr. Morris and Mr. Robinson may exercise the options by giving written notice to the Company and paying the purchase price prescribed for the shares to be acquired pursuant to the exercise. Payment of the purchase price for any shares purchased pursuant to the options must be made in accordance with the provisions of the 2000 Stock Option Plan. The options may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, and during Mr. Morris’ or Mr. Robinson’s lifetime, may be exercised only by Mr. Morris or Mr. Robinson or their legally authorized representative.

The description of the material terms of the Employment Agreements is qualified by reference to the form of Employment Agreement which is filed as Exhibit 10.1 hereto, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

10.1	Amended and Restated Employment Agreement dated October 1, 2009 by and between GlobalSCAPE, Inc. and James R. Morris.

10.2	Amended and Restated Employment Agreement dated October 1, 2009 by and between GlobalSCAPE, Inc. and Craig Robinson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ MENDY MARSH
Mendy Marsh, Vice President and Chief Financial Officer

Dated:	October 2, 2009

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Amended and Restated Employment Agreement dated October 1, 2009 by and between GlobalSCAPE, Inc. and James R. Morris.

10.2	Amended and Restated Employment Agreement dated October 1, 2009 by and between GlobalSCAPE, Inc. and Craig Robinson.